Exhibit 99.1

APi Group Reports Second Quarter and First Half 2020 Financial Results

-Adjusted gross margin expansion of 383 and 351 basis points for the second quarter and the first half of 2020, respectively-

-Operating cash flow of $177 million in the second quarter, compared to $28 million in the prior year-

-Company establishes adjusted EPS guidance range of $0.94 to $1.00 for 2020-

New Brighton, Minnesota – August 12, 2020 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”), today reported its financial results for the three and six months ended June 30, 2020.

Second Quarter 2020 Highlights:

•	Reported net revenues were $889 million, compared to $1.1 billion in the prior year period, primarily driven by COVID-19 related impacts

•	Adjusted net revenues declined by 14.2% or $141 million to $849 million, compared to $990 million in the prior year period

•	Reported gross margin was 19.6%, slightly up compared to prior year gross margin of 19.5%

•

Adjusted gross margin was 24.0%, representing a 383 basis point increase compared to prior year gross margin of 20.2%, driven by improved project selection and execution in Industrial Services and a higher mix of service revenue in Safety Services

•	Reported operating income was $27 million, a $36 million decline from prior year operating income of $63 million

•	Adjusted EBITDA was $101 million or 11.9%, a 190 basis point increase over prior year period

•	Reported net income was $36 million, a $17 million decline from prior year net income of $53 million and reported net income was $0.17 per diluted share

•	Adjusted net income was $55 million and adjusted diluted EPS was $0.32, representing a $0.03 increase from prior year

•	Operating cash flow of $177 million, a $149 million increase from prior year operating cash flow of $28 million

First Half 2020 Highlights:

•	Reported net revenues were $1.7 billion, compared to $2.0 billion in the prior year period, primarily driven by COVID-19 related impacts and improved project selection in Industrial Services

•	Adjusted net revenues declined by 8.8% or $162 million to $1.7 billion, compared to $1.8 billion in the prior year period

•	Reported gross margin was 19.2%, representing a 58 basis point increase compared to prior year gross margin of 18.7%

•

Adjusted gross margin was 23.0%, representing a 351 basis point increase compared to prior year gross margin of 19.5%, driven by improved project selection and execution in Industrial Services and a higher mix of service revenue in Safety Services

•

Reported operating loss was $207 million, a $296 million decline from prior year operating income of $89 million, largely driven by a $208 million impairment charge and additional amortization expense of $85 million

•	Adjusted EBITDA was $163 million or 9.8%, a 114 basis point increase over prior year period

•

Reported net loss was $158 million, a $232 million decline from prior year net income of $74 million, primarily driven by a $208 million impairment charge and reported net loss was $0.93 per diluted share

•	Adjusted net income was $77 million and adjusted diluted EPS was $0.44, representing a $0.03 increase from prior year

•	Operating cash flow of $232 million, a $179 million increase from prior year operating cash flow of $53 million

2020 Guidance

The Company announced it is establishing guidance for 2020 and believes that adjusted net revenues for the year will range between $3.4 to $3.5 billion, adjusted EBITDA will range between $345 to $355 million, and adjusted EPS will range between $0.94 to $1.00 based on an adjusted fully diluted share count of 174 million. The Company intends to modify its outlook on a regular basis as it moves through the balance of the year and gauges the on-going impact of COVID-19.

Russ Becker, APi’s President and Chief Executive Officer said, “I am very pleased with our results. Our ability to execute amidst COVID-19 related disruptions is a testament to the strength and resiliency of our employees, the benefits of a geographically diverse business model within the U.S. and Canada, our emphasis on growing recurring revenue with well-capitalized customers across a variety of end markets, and the relative variability of our cost structure to allow us to quickly flex with the changing market. We believe that our relentless focus on service and inspection helps build a more protective moat around the business. In the middle of a challenging environment, despite an expected decline in net revenues across our three segments as a result of COVID-19, our proactive approach to managing risk across our platform and the strength of our recurring revenue services-focused business model yielded results.”

“The resiliency, sacrifices and commitment shown by our approximately 15,000 team members has been inspiring. I thank them for their focus and on-going leadership efforts during these unprecedented times. As evidenced by the recent surge in cases, the pandemic is far from over. However, we remain confident in our ability to continue to execute on our long-term goals for the business.”

APi Co-Chair James E. Lillie added, “As we look to the future, we believe the company continues to be well positioned to execute on our long-term goals. We believe that our early expense reduction actions, strong cash flow generation, conservative balance sheet and liquidity profile provide us with a stable foundation to continue to navigate the uncertain economic climate. Russ and the entire team have not taken their eyes off the ball. They have been preemptive and proactive in addressing the challenges and volatility in the COVID-19 impacted market. Together with Russ, we remain focused on capitalizing on opportunities in front of us. We believe that we are well positioned to capitalize on the current environment and take advantage of strategic opportunities.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, August 12, 2020. Participants on the call will include Russ Becker, President and Chief Executive Officer; Tom Lydon, Chief Financial Officer; James E. Lillie and Sir Martin E. Franklin, Co-Chairmen of the Board of Directors.

To listen to the call by telephone, please dial 833-721-2905 or 929-517-9835 and provide Conference ID 8328637. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/2546150/2ABC6F5FE6BB64652E10BF0FE7E8774C

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 855-859-2056 or 404-537-3406 or via the webcast link above.

About APi

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

+1 651-604-2773

email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

+1 212-521-4845

Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s positioning regarding its future business plans and long-term goals; (ii) the expected benefits of the Company’s focus on service and inspection; (iii) the Company’s strategies for each of its segments, including its focus on recurring revenue, its focus on margin expansion, acquisition opportunities, its strong balance sheet and variable cost structure, and the opportunities in the industries the Company serves; (iv) the impact of the Company’s completed divestitures; (v) certain expected 2020 financial results, including the Company’s guidance for 2020, the assumptions it made and the drivers contributing to its guidance; (vi) the Company’s flexibility to capitalize on the current environment and take advantage of strategic opportunities; and (vii) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements, including the Company’s guidance for 2020, are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the acquisition and of the Company to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that “adjusted” net revenues, “adjusted” gross margin, “adjusted” selling, general and administrative (“SG&A”) expense, “adjusted” operating income (loss), “adjusted” net income, and “adjusted” earnings per share, which exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company also presents changes in organic net revenues to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of significant acquisitions, planned or completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the year and the prior year local currency net revenues converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

The Company only provides adjusted net revenues, adjusted EBITDA and adjusted EPS guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net revenues	$889	$1,067	$1,747	$1,989
Cost of revenues	715	859	1,411	1,618

Gross profit	174	208	336	371
Selling, general and administrative expenses	147	145	335	282
Impairment of goodwill and intangible assets	—	—	208	—

Operating income (loss)	27	63	(207)	89
Interest expense, net	14	7	28	13
Investment income and other, net	(11)	(1)	(14)	(3)

Income (loss) before income tax provision	24	57	(221)	79
Income tax provision (benefit)	(12)	4	(63)	5

Net income (loss)	$36	$53	$(158)	$74

Net income (loss) per common share
Basic	$0.18	N/A	$(0.93)	N/A
Diluted	$0.17	N/A	$(0.93)	N/A
Weighted average shares outstanding
Basic	169	N/A	170	N/A
Diluted	176	N/A	170	N/A

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	June 30, 2020	December 31, 2019
	(Successor)	(Successor)
Assets
Current assets:
Cash and cash equivalents	$377	$256
Accounts receivable, net	646	730
Inventories	60	58
Contract assets	245	245
Prepaid expenses and other current assets	61	33
Assets held for sale	5	20

Total current assets	1,394	1,342
Property, plant and equipment, net	365	402
Operating lease right of use assets	102	105
Goodwill	780	980
Intangible assets, net	1,019	1,121
Deferred tax assets	65	—
Other assets	45	61

Total assets	$3,770	$4,011

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and current portion of long-term debt	$18	$19
Accounts payable	155	156
Other accrued liabilities	324	355
Deferred consideration	62	73
Contract liabilities	235	193
Operating and finance leases	27	27

Total current liabilities	821	823
Long-term debt, less current portion	1,163	1,171
Deferred tax liabilities	24	23
Operating and finance leases	91	95
Other noncurrent liabilities	106	142

Total liabilities	2,205	2,254
Total shareholders’ equity	1,565	1,757

Total liabilities and shareholders’ equity	$3,770	$4,011

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	For the six months ended June 30,
	2020	2019
	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income (loss)	$(158)	$74
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	144	51
Impairment of goodwill and intangible assets	208	—
Deferred taxes	(50)	—
Share-based compensation expense	2	—
Other, net	2	7
Changes in operating assets and liabilities, net of effects of business acquisitions	84	(79)

Net cash provided by operating activities	232	53

Cash flows from investing activities:
Acquisitions, net of cash acquired	(5)	(4)
Purchases of property and equipment	(17)	(40)
Proceeds from sales of property and equipment	2	4
Proceeds from disposal of business	4	—
Other, net	—	(1)

Net cash used in investing activities	(16)	(41)

Cash flows from financing activities:
Net short-term debt	—	25
Proceeds from long-term borrowings	1	8
Payments on long-term borrowings	(11)	(16)
Payments of acquisition-related consideration	(86)	(18)
Distributions paid	—	(34)

Net cash provided by (used in) financing activities	(96)	(35)

Effect of foreign currency exchange rate on cash and cash equivalents	1	—

Net increase (decrease) in cash and cash equivalemts	121	(23)
Cash and cash equivalents at beginning of period	256	54

Cash and cash equivalents at end of period	$377	$31

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Net Revenues and Adjusted Net Revenues and Organic Revenue Growth (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended June 30,		For the six months ended June 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net revenues (as reported)			$889	$1,067	$1,747	$1,989
Adjustments to reconcile net revenues to adjusted net revenues:
Businesses classified as held-for-sale	(a	)	(40)	(77)	(78)	(158)

Adjusted net revenues			$849	$990	$1,669	$1,831

Organic Revenue Growth

	For the three months ended June 30, 2020
	(Successor)
	AS REPORTED Net revenue change	Acquisitions and planned divestitures, net (b)	Foreign currency translation (c)	Organic net revenue change (d)
Safety Services	(16.4)%	—	0.2%	(16.6)%
Specialty Services	(15.7)%	—	—	(15.7)%
Industrial Services	(18.4)%	(16.9)%	—	(1.5)%
Consolidated	(16.7)%	(2.5)%	0.1%	(14.3)%

	For the six months ended June 30, 2020
	(Successor)
	AS REPORTED Net revenue change	Acquisitions and planned divestitures, net (b)	Foreign currency translation (c)	Organic net revenue change (d)
Safety Services	(8.6)%	—	0.2%	(8.8)%
Specialty Services	(7.3)%	—	—	(7.3)%
Industrial Services	(27.1)%	(14.0)%	—	(13.1)%
Consolidated	(12.2)%	(3.3)%	0.1%	(9.0)%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)

Acquisitions include pre-acquisition net revenues in their respective years of acquisition. Planned divestitures exclude net revenues for all periods for the Company’s businesses divested or classified as held-for-sale at June 30, 2020.

(c)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the year and the prior year local currency net revenues converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

(d)

Organic net revenue change provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of acquisitions, planned and completed divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross Profit and Adjusted Gross Profit (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended June 30,		For the six months ended June 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Gross profit (as reported)			$174	$208	$336	$371
Adjustments to reconcile gross profit to adjusted gross profit:
Businesses classified as held-for-sale	(a	)	(1)	(5)	(1)	(8)
Backlog amortization	(b	)	23	—	45	—
Depreciation remeasurement	(c	)	8	(3)	4	(6)

Adjusted gross profit			$204	$200	$384	$357

Adjusted net revenues	(d	)	$849	$990	$1,669	$1,831
Adjusted gross margin			24.0%	20.2%	23.0%	19.5%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect the remeasurement of depreciation expense as a result of the finalization of step-up in fixed assets acquired in the APi Acquisition. For the three and six months ended June 30, 2020, reflects the reversal of depreciation expense remeasurement recorded during the three months ended June 30, 2020, which related to prior periods, and the reclassification between cost of revenues and selling, general and administrative expenses. For the three and six months ended June 30, 2019 is as adjusted to reflect an increase in depreciation expense as if the APi Acquisition had occurred on January 1, 2019, and the reclassification between cost of revenues and selling, general and administrative expenses.

(d)	Adjusted net revenues based on non-GAAP reconciliations included in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

SG&A and Adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

		For the three months ended June 30,		For the six months ended June 30,
		2020	2019	2020	2019
		(Successor)	(Predecessor)	(Successor)	(Predecessor)
Selling, general and administrative expenses (“SG&A”) (as reported)		$147	$145	$335	$282
Adjustments to reconcile SG&A to adjusted SG&A:
Businesses classified as held-for-sale	(a)	(1)	(2)	(2)	(6)
Contingent consideration and compensation	(b)	10	(5)	3	(9)
Amortization of intangible assets	(c)	(28)	(9)	(58)	(18)
Depreciation remeasurement	(d)	4	—	2	—
Business process transformation costs	(e)	(2)	—	(4)	—
Public company registration, listing and compliance	(f)	(1)	—	(5)	—
COVID-19 severance costs at foreign subsidiaries	(g)	(1)	—	(1)	—
Expenses related to prior ownership	(h)	—	(6)	—	(7)

Adjusted selling, general and administrative expenses		$128	$123	$270	$242

Adjusted net revenues	(i)	$849	$990	$1,669	$1,831
Adjusted SG&A as a percentage of adjusted net revenues		15.1%	12.4%	16.2%	13.2%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the elimination of expense attributable to deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of amortization of intangible assets.
(d)

Adjustment to reflect the remeasurement of depreciation expense as a result of the finalization of step-up in fixed assets acquired in the APi Acquisition. For the three and six months ended June 30, 2020, reflects the reversal of depreciation expense remeasurement recorded during the three months ended June 30, 2020, which related to prior periods, and the reclassification between cost of revenues and selling, general and administrative expenses. For the three and six months ended June 30, 2019 is as adjusted to reflect an increase in depreciation expense as if the APi Acquisition had occurred on January 1, 2019, and the reclassification between cost of revenues and selling, general and administrative expenses.

(e)	Adjustment to reflect the elimination of non-recurring costs related to business process transformation.
(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of severance costs at non-U.S. subsidiaries related to COVID-19.
(h)	Adjustment to reflect the elimination of costs under prior ownership not expected to continue or recur following the APi Acquisition.
(i)	Adjusted net revenues based on non-GAAP reconciliations included in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended June 30,		For the six months ended June 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net income (loss) (as reported)			$36	$53	$(158)	$74
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net			14	7	28	13
Income tax provision			(12)	4	(63)	5
Depreciation and amortization			74	26	144	51

EBITDA			$112	$90	$(49)	$143
Adjustments to reconcile EBITDA to adjusted EBITDA:
Businesses classified as held-for-sale	(a	)	(1)	(2)	6	(1)
Contingent consideration and compensation	(b	)	(10)	5	(3)	9
Impairment of goodwill and intangible assets	(c	)	—	—	203	—
Business process transformation costs	(d	)	2	—	4	—
Public company registration, listing and compliance	(e	)	1	—	5	—
COVID-19 relief at foreign subsidiaries, net	(f	)	(3)	—	(3)	—
Expenses related to prior ownership	(g	)	—	6	—	7

Adjusted EBITDA			$101	$99	$163	$158

Adjusted net revenues	(h	)	$849	$990	$1,669	$1,831
Adjusted EBITDA as a percentage of adjusted net revenues			11.9%	10.0%	9.8%	8.6%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the elimination of expense attributable to deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangibles.
(d)	Adjustment to reflect the elimination of non-recurring costs related to business process transformation.
(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(g)	Adjustment to reflect the elimination of costs under prior ownership not expected to continue or recur following the APi Acquisition.
(h)	Adjusted net revenues based on non-GAAP reconciliations included in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (Loss) before Income Tax, Net Income (Loss) and EPS and

Adjusted Income before Income Tax, Net Income and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

			For the three months ended June 30,		For the six months ended June 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Income (loss) before income tax provision (as reported)			$24	$57	$(221)	$79
Adjustments to reconcile income (loss) before income tax provision to adjusted income (loss) before income tax provision:
Businesses classified as held-for-sale	(a	)	—	(2)	6	(1)
Amortization of intangible assets	(b	)	51	9	103	18
Depreciation remeasurement	(c	)	4	(3)	2	(6)
Contingent consideration and compensation	(d	)	(10)	5	(3)	9
Impairment of goodwill and intangible assets	(e	)	—	—	203	—
Business process transformation costs	(f	)	2	—	4	—
Public company registration, listing and compliance	(g	)	1	—	5	—
COVID-19 reflief at foreign subsidiaries, net	(h	)	(3)	—	(3)	—
Interest expense	(i	)	—	(8)	—	(16)
Expenses related to prior ownership	(j	)	—	6	—	7

Adjusted income before income tax provision			$69	$64	$96	$90

Income tax provision (benefit) (as reported)			$(12)	$4	$(63)	$5
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(k	)	26	9	82	13

Adjusted income tax provision			$14	$13	$19	$18

Adjusted income before income tax provision			$69	$64	$96	$90
Adjusted income tax provision			14	13	19	18

Adjusted net income			$55	$51	$77	$72

Diluted weighted average shares outstanding (as reported)			176	N/A	170	N/A
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Preferred Shares and RSU’s	(l	)	(2)	—	4	—
Dilutive impact of shares issued in the APi Acquisition	(m	)	—	174	—	174

Adjusted diluted weighted average shares outstanding			174	174	174	174

Adjusted diluted EPS			$0.32	$0.29	$0.44	$0.41

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(c)

Adjustment to reflect the remeasurement of depreciation expense as a result of the finalization of step-up in fixed assets acquired in the APi Acquisition. For the three and six months ended June 30, 2020, reflects the reversal of depreciation expense remeasurement recorded during the three months ended June 30, 2020, which related to prior periods, and the reclassification between cost of revenues and selling, general and administrative expenses. For the three and six months ended June 30, 2019 is as adjusted to reflect an increase in depreciation expense as if the APi Acquisition had occurred on January 1, 2019, and the reclassification between cost of revenues and selling, general and administrative expenses.

(d)	Adjustment to reflect the elimination of expense attributable to deferred payments to prior owners of acquired businesses not expected to continue or recur.
(e)	Adjustment to reflect the elimination of pre-tax non-cash impairment charges related to goodwill and intangibles.
(f)	Adjustment to reflect the elimination of non-recurring costs related to business process transformation.
(g)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(i)

Adjustment to reflect an increase in pre-tax interest expense of $13 million and $26 million for the three-month and six-month periods related to the $1.2 billion Term Loan at a rate of 4.29% issued in connection with the APi Acquisition and $2 million and $3 million for the three-month and six-month periods related to pre-tax amortization of debt issuance costs and commitment fees, partially offset by elimination of $7 million and $13 million for the three-month and six-month periods related to pre-tax interest expense related to the Predecessor’s Term Loan and Revolving Credit Facility.

(j)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(k)

Adjustment to reflect an adjusted effective tax rate of 20% (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above.

(l)

Adjustment for the three and six months ended June 30, 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares and restricted stock units. Adjustment for the three months ended June 30, 2020 is offset by the elimination of 6 million shares reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of June 30, 2020.

(m)

Adjustment to reflect the diluted weighted average shares outstanding as if the APi Acquisition had occurred on January 1, 2019. Excludes 64.5 million warrants outstanding, which are exercisable at a price of $11.50 per share for a total of 21.5 million ordinary shares.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020 (a)	2019 (a)	2020 (a)	2019 (a)
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Safety Services
Adjusted net revenues	$371	$444	$795	$870
Adjusted gross profit	118	130	246	256
Adjusted EBITDA	47	57	100	113

Adjusted gross margin	31.8%	29.3%	30.9%	29.4%
Adjusted EBITDA as a percentage of adjusted net revenues	12.7%	12.8%	12.6%	13.0%

Specialty Services
Adjusted net revenues	$349	$414	$649	$700
Adjusted gross profit	62	63	97	93
Adjusted EBITDA	51	47	69	63

Adjusted gross margin	17.8%	15.2%	14.9%	13.3%
Adjusted EBITDA as a percentage of adjusted net revenues	14.6%	11.4%	10.6%	9.0%

Industrial Services
Adjusted net revenues	$133	$135	$232	$267
Adjusted gross profit	24	7	41	8
Adjusted EBITDA	20	9	31	8

Adjusted gross margin	18.0%	5.2%	17.7%	3.0%
Adjusted EBITDA as a percentage of adjusted net revenues	15.0%	6.7%	13.4%	3.0%

Corporate and Eliminations
Adjusted net revenues	$(4)	$(3)	$(7)	$(6)
Adjusted EBITDA	(17)	(14)	(37)	(26)

Total Consolidated
Adjusted net revenues	$849	$990	$1,669	$1,831
Adjusted gross profit	204	200	384	357
Adjusted EBITDA	101	99	163	158

Adjusted gross margin	24.0%	20.2%	23.0%	19.5%
Adjusted EBITDA as a percentage of adjusted net revenues	11.9%	10.0%	9.8%	8.6%

Notes:

(a)	Information based on non-GAAP reconciliations included in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

		For the three months ended June 30,		For the six months ended June 30,
		2020	2019	2020	2019
		(Successor)	(Predecessor)	(Successor)	(Predecessor)
Safety Services
Safety Services EBITDA		$49	$57	$67	$112
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	—	2	1
Impairment of goodwill, intangibles, and long-lived assets	(b)	—	—	34	—
COVID-19 relief at foreign subsidiaries, net	(d)	(3)	—	(3)	—

Safety Services adjusted EBITDA		$47	$57	$100	$113

Specialty Services
Specialty Services EBITDA		$62	$44	$(46)	$58
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	(11)	3	(5)	5
Impairment of goodwill, intangibles, and long-lived assets	(b)	—	—	120	—

Specialty Services adjusted EBITDA		$51	$47	$69	$63

Industrial Services
Industrial Services EBITDA		$21	$9	$(24)	$6
Adjustments to reconcile EBITDA to adjusted EBITDA:
Businesses classified as held-for-sale	(c)	(1)	(2)	6	(1)
Contingent consideration and compensation	(a)	—	2	—	3
Impairment of goodwill, intangibles, and long-lived assets	(b)	—	—	49	—

Industrial Services adjusted EBITDA		$20	$9	$31	$8

Corporate and eliminations
Corporate and eliminations EBITDA		$(20)	$(20)	$(46)	$(33)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(e)	2	—	4	—
Public company registration, listing and compliance	(f)	1	—	5	—
Expenses related to prior ownership	(g)	—	6	—	7

Corporate and eliminations adjusted EBITDA		$(17)	$(14)	$(37)	$(26)

Notes:

(a)	Adjustment to reflect the elimination of expense attributable to deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangibles.
(c)	Adjustment to reflect the elimination of pre-tax amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(d)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(e)	Adjustment to reflect the elimination of non-recurring costs related to business process transformation.
(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the three months ended June 30, 2020				For the three months ended June 30, 2019
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	(Successor)				(Predecessor)
Safety Services
Net revenues	$371	$—		$371	$444	$—		$444
Cost of revenues	263	(11)	(b)	253	314	—		314
		1	(c)

Gross profit	$108	$10		$118	$130	$—		$130

Gross margin	29.1%			31.8%	29.3%			29.3%

Specialty Services
Net revenues	$349	$—		$349	$414	$—		$414
Cost of revenues	301	(8)	(b)	287	349	2	(c)	351
		(6)	(c)

Gross profit	$48	$14		$62	$65	$(2)		$63

Gross margin	13.8%			17.8%	15.7%			15.2%

Industrial Services
Net revenues	$173	$(40)	(a)	$133	$212	$(77)	(a)	$135
Cost of revenues	155	(39)	(a)	109	199	(72)	(a)	128
		(4)	(b)			1	(c)
		(3)	(c)

Gross profit	$18	$6		$24	$13	$(6)		$7

Gross margin	10.4%			18.0%	6.1%			5.2%

Corporate and Eliminations
Net revenues	$(4)	$—		$(4)	$(3)	$—		$(3)
Cost of revenues	(4)	—		(4)	(3)	—		(3)

Total Consolidated
Net revenues	$889	$(40)	(a)	$849	$1,067	$(77)	(a)	$990
Cost of revenues	715	(39)	(a)	645	859	(72)	(a)	790
		(23)	(b)			3	(c)
		(8)	(c)

Gross profit	$174	$30		$204	$208	$(8)		$200

Gross margin	19.6%			24.0%	19.5%			20.2%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect the remeasurement of depreciation expense as a result of the finalization of step-up in fixed assets acquired in the APi Acquisition. For the three and six months ended June 30, 2020, reflects the reversal of depreciation expense remeasurement recorded during the three months ended June 30, 2020, which related to prior periods, and the reclassification between cost of revenues and selling, general and administrative expenses. For the three and six months ended June 30, 2019 is as adjusted to reflect an increase in depreciation expense as if the APi Acquisition had occurred on January 1, 2019, and the reclassification between cost of revenues and selling, general and administrative expenses.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the six months ended June 30, 2020				For the six months ended June 30, 2019
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	(Successor)				(Predecessor)
Safety Services
Net revenues	$795	$—		$795	$870	$—		$870
Cost of revenues	569	(21)	(b)	549	614	—		614
		1	(c)

Gross profit	$226	$20		$246	$256	$—		$256

Gross margin	28.4%			30.9%	29.4%			29.4%

Specialty Services
Net revenues	$649	$—		$649	$700	$—		$700
Cost of revenues	571	(16)	(b)	552	604	3	(c)	607
		(3)	(c)

Gross profit	$78	$19		$97	$96	$(3)		$93

Gross margin	12.0%			14.9%	13.7%			13.3%

Industrial Services
Net revenues	$310	$(78)	(a)	$232	$425	$(158)	(a)	$267
Cost of revenues	278	(77)	(a)	191	406	(150)	(a)	259
		(8)	(b)			3	(c)
		(2)	(b)

Gross profit	$32	$9		$41	$19	$(11)		$8

Gross margin	10.3%			17.7%	4.5%			3.0%

Corporate and Eliminations
Net revenues	$(7)	$—		$(7)	$(6)	$—		$(6)
Cost of revenues	(7)	—		(7)	(6)	—		(6)

Total Consolidated
Net revenues	$1,747	$(78)	(a)	$1,669	$1,989	$(158)	(a)	$1,831
Cost of revenues	1,411	(77)	(a)	1,285	1,618	(150)	(a)	1,474
		(45)	(b)			6	(c)
		(4)	(b)

Gross profit	$336	$48		$384	$371	$(14)		$357

Gross margin	19.2%			23.0%	18.7%			19.5%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect the remeasurement of depreciation expense as a result of the finalization of step-up in fixed assets acquired in the APi Acquisition. For the three and six months ended June 30, 2020, reflects the reversal of depreciation expense remeasurement recorded during the three months ended June 30, 2020, which related to prior periods, and the reclassification between cost of revenues and selling, general and administrative expenses. For the three and six months ended June 30, 2019 is as adjusted to reflect an increase in depreciation expense as if the APi Acquisition had occurred on January 1, 2019, and the reclassification between cost of revenues and selling, general and administrative expenses.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow and Conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

		For the six months ended June 30,
		2020	2019
		(Successor)	(Predecessor)
Net cash provided by operating activities (as reported)		$232	$53
Less: Purchases of property and equipment		(17)	(40)

Free cash flow		$215	$13
Add (deduct): Cash payments (sources) related to following items:
Businesses classified as held-for-sale	(a)	(4)	1
Contingent consideration and compensation	(b)	6	1
Business process transformation costs	(c)	4	—
Public company registration, listing and compliance	(d)	5	—
COVID-19 relief at foreign subsidiaries, net	(e)	(3)	—
Expenses related to prior ownership	(f)	—	7

Adjusted free cash flow		$223	$22

Adjusted EBITDA	(g)	$163	$158
Adjusted free cash flow conversion		136.8%	13.9%

Notes:

(a)	Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses classified as held-for-sale and businesses divested as of June 30, 2020.
(b)	Adjustment to reflect the elimination of expense attributable to deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of operating cash used for business process transformation costs.
(d)	Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)	Adjustment to reflect the elimination of operating cash used for prior ownership costs not expected to continue or recur following the APi Acquisition.
(f)	Adjustment to reflect the elimination of cash received for COVID-19 relief, net of severance costs paid, at our non-U.S. subsidiaries.
(g)	Adjusted EBITDA based on non-GAAP reconciliation included in this press release.